Exhibit 99.3
Investor Relations Update
July 21, 2022
General Overview

●
Capacity - The Company expects its third quarter capacity to be down approximately 8% to 10% versus the third quarter of 2019. Based on current assumptions, the Company now expects its full-year capacity to be down approximately 7.5% to 9.5% versus 2019.

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Revenue - The Company expects its third quarter total revenue to be approximately 10% to 12% higher versus the third quarter of 2019. The Company expects total revenue per available seat mile (TRASM) to be 20% to 24% higher versus the third quarter of 2019.

●
CASM[1] - The Company expects its third quarter total cost per available seat mile (CASM) to be up between 12% and 14% versus the third quarter of 2019. Based on current capacity plans, the Company expects its full-year CASM to be up approximately 10% to 12% versus 2019.

●
Fuel - Based on the July 14, 2022 forward fuel curve, the Company expects to pay an average of between $3.73 and $3.78 per gallon of jet fuel (including taxes) in the third quarter. The Company also expects to consume approximately 1,040 million gallons of jet fuel in the third quarter based on its current capacity plans.

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Liquidity - As of June 30, 2022, the Company had $15.6 billion in total available liquidity. The Company’s total liquidity as of that date was comprised of unrestricted cash and investments of $12.5 billion and $2.8 billion of undrawn capacity under revolving credit facilities. The Company also had $220 million in undrawn short-term revolving and other facilities.

●	Nonoperating expense[1] - The Company expects its total nonoperating expense to be approximately $350 million in the third quarter.

●	Taxes - The Company expects to recognize a provision for income taxes at an effective rate of approximately 22% in the third quarter, which will be substantially non-cash.

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Shares outstanding - The Company currently expects its basic and diluted weighted average shares outstanding[2] for financial reporting purposes to be approximately 650.6 million and 721.7 million, respectively, for the third quarter.

●	Pre-tax margin[1] - Based on the assumptions outlined above, the Company presently expects its third quarter pre-tax margin to be approximately 2% to 4%.
Notes:

1.
All CASM guidance excludes the impact of fuel and net special items. All nonoperating expense and pre-tax margin guidance excludes the impact of net special items. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time. Please see GAAP to non-GAAP reconciliation at the end of this document.

2.	Shares outstanding assumes no additional shares issued through the Company’s existing at the market share issuance authorization or otherwise.
Please refer to the footnotes and the forward looking statements page of this document for additional information

Financial Update
July 21, 2022

3Q 2022[1,2]

Available seat miles (ASMs)	~ -8.0% to -10.0% (vs. 3Q19)

Total revenue	~ 10.0% to 12.0% (vs. 3Q19)

TRASM	~ 20.0% to 24.0% (vs. 3Q19)

CASM excluding fuel and net special items	~ 12.0% to 14.0% (vs. 3Q19)

Average fuel price (incl. taxes) ($/gal)	~ $3.73 to $3.78
Fuel gallons consumed (mil)	~ 1,040

Other nonoperating expense excluding net special items ($ mil)	~ $350

Pre-tax margin excluding net special items	~ 2.0% to 4.0%

3Q 2022 Shares Forecast
Shares (mil)
Earnings Level ($ mil)	Basic	Diluted	Addback[3]
Earnings above $122	650.6	721.7	$11
Earnings up to $122	650.6	660.0	—
Net loss	650.6	650.6	—

Notes:

1.
Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Numbers may not recalculate due to rounding.
3.	Interest addback for earnings per share calc for 6.5% convertible notes, net of estimated profit sharing, short-term incentive and tax effects.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation
July 21, 2022
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding fuel and net special items (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding fuel and net special items. Management uses total operating costs and CASM excluding fuel and net special items to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. Additionally, net special items may vary from period-to-period in nature and amount. These adjustments to exclude fuel and net special items allow management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM ($ mil except ASM and CASM data)

	3Q22 Range
	Low	High

Total operating expenses	$12,434	$12,638
Less fuel expense	3,879	3,931
Less operating net special items	—	—
Total operating expense excluding fuel and net special items (Non-GAAP)	$8,554	$8,707

Total CASM (cts)	18.02	18.32

Total CASM excluding fuel and net special items (cts) (Non-GAAP)	12.40	12.62
Percentage change compared to 3Q 2019 (%)	12.0%	14.0%

Total ASMs (bil) at midpoint of range of down 8% to 10%	69.0	69.0

Note: Amounts may not recalculate due to rounding.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
July 21, 2022
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

Please refer to the footnotes and the forward looking statements page of this document for additional information